Exhibit 10.4

SECURITY HOLDERS AGREEMENT

THIS SECURITY HOLDERS AGREEMENT (“Agreement”), dated as of ____ ____, and among ACCBT Corp., a corporation duly incorporated under the laws of the British Virgin Islands (“ACCBT”), and the persons listed in Exhibit A (“Holders”). Each of ACCBT and the Holders is referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, pursuant to that certain subscription agreement by and between ACCBT and Brainstorm Cell Therapeutics Inc. (“Company”) dated as of July 2 ,2007 (“Subscription Agreement”), ACCBT will purchase and subscribe from the Company up to 27,500,000 of the Company’s common shares for an aggregate subscription price of up to $5.0 million (“Subscription Price”);

WHEREAS, pursuant to Section 7.2 of the Subscription Agreement, ACCBT’s obligation to purchase the relevant shares is subject to the satisfaction of, inter alia, the Company's shareholders duly approving certain rights of ACCBT granted to ACCBT under the Agreement;

WHEREAS, in order to satisfy the foregoing condition, the Parties wish to enter into this Agreement.

NOW, THEREFORE, the Holders and ACCBT hereby agree as follows:

1. BOARD COMPOSITION

1.1         Each of the Holders who is a shareholder of the Company or who shall be a shareholder of the Company at any time following the date hereof, hereby undertakes that immediately following a payment by ACCBT of its first USD $1 million towards the Subscription Price, then at any shareholders’ meeting in which directors of the Company or its subsidiaries are being elected, such Holder will vote all of its shares such that ACCBT’s nominees to the relevant Board of Directors (and any of their respective committees) will constitute a minimum of 40% (fractions to be rounded up to the nearest whole number) of the relevant board or committee. Such Holder additionally undertakes that it shall not vote any of its shares of the Company to replace an ACCBT nominee from the Board of Directors if said replacement will be inconsistent with the composition indicated above. At the request of ACCBT, a Holder will promptly provide ACCBT with an irrevocable and unconditional proxy to vote the Holder's shares at any shareholders' meeting of the Company to effect the foregoing in this paragraph.

1.2         Each of the Holders who is a shareholder of the Company or who shall be a shareholder of the Company at any time following the date hereof, hereby undertakes that immediately following a payment by ACCBT of its second USD $1 million towards the Subscription Price, then at any shareholders’ meeting in which directors of the Company or its subsidiaries are being elected, such Holder will vote all of its shares such that ACCBT’s nominees to the relevant Board of Directors (and any of their respective committees) will constitute a minimum of 50.1% (fractions to be rounded up to the nearest whole number) of the relevant board or committee. Such Holder additionally undertakes that it shall not vote any of its shares of the Company to replace an ACCBT nominee from the board if said replacement will be inconsistent with the composition indicated above. At the request of ACCBT, a Holder will promptly provide ACCBT with an irrevocable and unconditional proxy to vote the Holder's shares at any shareholders' meeting of the Company to effect the foregoing in this paragraph.

2. PROTECTIVE PROVISIONS

Each Holder hereby acknowledges and accepts that for so long as ACCBT holds (taking into account, for the avoidance of doubt, an affiliate of ACCBT) at least 5% of the issued and outstanding share capital of the Company, it shall not vote any of its shares to approve the following matters, without the written consent of ACCBT:

2.1         For any change in the certificate of incorporation of the Company or its bylaws, or alteration of the capital structure of the Company through any reclassification or consolidation;

2.2          For the declaration or payment of any dividend or the making of any distributions to any holders of any shares in the capital of the Company;

2.3          For the taking of any steps to voluntarily liquidate, dissolve, wind-up or otherwise terminate the corporate existence of the Company;

2.4          For the share sale or exchange, merger, consolidation, amalgamation, arrangement, asset acquisition or any other similar transaction the effect of which is to place control of the business of the Company in the hands of an arm’s length third party;

2.5          For any commitment or agreement to do any of the foregoing..

3. INTENTIONALLY LEFT BLANK.

4. NO PREEMPTION OR OTHER SHAREHOLDERS’ AGREEMENTS

Each of the Holders represents and warrants that as of the date of this Agreement, it does not have or waive any preemptive rights in the issuances of securities of the Company and, except this Agreement, is not a party to any agreement which could influence any of its decisions or actions taken in its capacity as a security holder of the Company.

5. HOLDERS’ TRANSFEREES

To the extend a Holder elects to sell to a third party the securities of the company held by it, it shall obtain from such third party as a pre-condition for such transfer an obligation to vote its shares and otherwise act in compliance with the terms of this Agreement.

6. INTENTIONALLY LEFT BLANK.

7. MISCELLANEOUS

7.1         Integration. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

7.2         Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless made in writing and signed by ACCBT and the majority in interest of the Holders (calculated as of the date of such amendment). No waiver by a Party of any default, misrepresentation, or breach of warranty or covenant hereunder, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.3         Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Israel without regard to the choice of law principles thereof.

7.4          This Agreement expires on December 31, 2008.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

Brainstorm Cell Therapeutic Inc. Security Holders By: Signature:	ACCBT Corp. By: Title:
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